Exhibit 1.1

RESHAPE LIFESCIENCES, INC.

$15,000,000

COMMON STOCK

SALES AGREEMENT

October 2, 2018

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

ReShape Lifesciences, Inc. (the “Company”), confirms its agreement (this “Agreement”) with H.C. Wainwright & Co., LLC (“HCW”), as follows:

1.       Issuance and Sale of Placement Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, and in its sole discretion, it may issue and sell through HCW, shares (the “Placement Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”); provided however, that in no event shall the Company issue or sell through HCW such number of Placement Shares that (a) exceeds the number of shares or dollar amount of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceeds the number of shares or dollar amount registered on the Prospectus Supplement (as defined below), or (c) would cause the Company to exceed the share amount limitations set forth in General Instruction I.B.6 of Form S-3 (the lesser of (a), (b) or (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that HCW shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through HCW will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed or shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder, also as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, also as amended (the “Exchange Act”). The Company will, if necessary, prepare a prospectus supplement to the Base Prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to HCW, for use by HCW, copies of the Base Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include any documents deemed incorporated by reference therein (pursuant to the Securities Act or the Exchange Act) (the “Incorporated Documents”), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Document.

For purposes of this Agreement, all references to the Registration Statement, to the Prospectus, to the Incorporated Documents or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.       Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify HCW by email notice from a person identified on Schedule 2 (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from HCW set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The receipt of each Placement Notice shall promptly be acknowledged by HCW by providing email notice to the Company to a person designated on Schedule 2. The Placement Notice shall be effective upon receipt by HCW unless and until (i) in accordance with the notice requirements set forth in Section 4, HCW declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold thereunder, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to HCW in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3 and Section 5(c). It is expressly acknowledged and agreed that neither the Company nor HCW will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to HCW and HCW does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.       Sale of Placement Shares by HCW.

(a)      Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, HCW, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Capital Market (“Exchange”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. HCW will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to HCW pursuant to Section 2 with respect to such sales and the Net Proceeds (as defined below) payable to the Company. HCW may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through Exchange, on any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company in a Placement Notice, HCW may also sell Placement Shares in negotiated transactions. HCW shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that HCW will be successful in selling Placement Shares, and (ii) HCW will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by HCW to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b)      Limitations on Offering Size. Under no circumstances shall the Company request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to HCW in writing. Under no circumstances shall the Company request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to HCW in writing. Further, under no circumstances shall the Company request the sale of Placement Shares pursuant to this Agreement in an aggregate offering amount that would exceed the Maximum Amount.

4.       Suspension of Sales.

(a)     The Company or HCW may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time and in accordance with the notice delivery requirements of this Section 4. While a suspension is in effect, any obligation under Sections 7(m), 7(n), and 7(o) with respect to the delivery of certificates, opinions, or comfort letters to HCW shall be deemed waived.

(b)     Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and HCW agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) HCW shall not be obligated to sell or offer to sell any Placement Shares.

5.       Settlement; HCW Warrants.

(a)      Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by HCW at which such Placement Shares were sold, after deduction for (i) HCW’s commission, discount or other compensation for such sales set forth on Schedule 3, (ii) any other amounts due and payable by the Company to HCW hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)      Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting HCW’s or its designee’s account (provided HCW shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, HCW will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of HCW, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold HCW harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to HCW any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)                                  HCW Warrants.  The Company shall issue to HCW or its designees on each Settlement Date, warrants (the “HCW Warrants”) to purchase that number of shares of Common Stock equal to 7% of the aggregate number of Placement Shares sold and being delivered for such Settlement Date. The HCW Warrants shall be in a customary form reasonably acceptable to HCW and the Company, shall be exercisable, in whole or in part, immediately and expiring on the five-year anniversary of the date of issuance at an initial exercise price per share of Common Stock equal to 125% of the closing bid price of the Common Stock on the market or exchange the Common Stock is listed or quoted for trading on the day the Placement Shares are sold pursuant to this Agreement. Notwithstanding the foregoing, the HCW Warrants shall only be exercisable upon the earlier of either (i) the effectiveness of a reverse stock split of the Company’s common stock, or (ii) the effectiveness of an increase in the Company’s authorized shares of Common Stock, following the date hereof. The HCW Warrants may be exercised in whole or in part, shall provide for “cashless” exercise, and shall provide for customary anti-dilution protection, but shall not contain any ratchet type price protection clauses (such as full ratchet or weighted average ratchet clauses). The HCW Warrants shall be subject to the limitation on exercise set forth in FINRA Rule 5110(f)(2)(G)(i); provided, however that pursuant to FINRA Rule 5110(g)(1) the HCW Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of issuance of the HCW Warrants, except for the transfers enumerated in FINRA Rule 5110(g)(2).

6.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, HCW that, as of the effective date of the Registration Statement, each Representation Date (as defined in Section 7(m)), each date on which a Placement Notice is given, and any date on which Placement Shares are sold hereunder:

(a)                                 Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable registrant requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)                                 Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to HCW for use in connection with the offer and sale of the Placement Shares.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, and as of each of the Settlement Dates, if any, complied and will comply in all material respects with the Securities Act and did not, as of each Settlement Date, if any, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, and as of each of the Settlement Dates, if any, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and (as then amended or supplemented) at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to HCW furnished to the Company in writing by HCW expressly for use therein.  There are no contracts or other documents required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)                                  [Reserved].

(d)                                 Form S-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.6 of Form S-3. As of the close of trading on the Exchange on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was approximately $3,892,428 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on the Trading Day immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(e)                                  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, and the Prospectus.

(f)                                   Financial Information.  The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth in each of the Registration Statement and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference elsewhere in the Registration Statement or the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                 Conformity with EDGAR Filing.  The Prospectus delivered to HCW for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h)                                 Organization.  The Company and each of its Subsidiaries are duly organized, validly existing as a corporation or other entity and in good standing under the laws of their respective jurisdictions of organization.  The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate or other organizational power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, and as currently carried on, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(i)                                    Subsidiaries.  The subsidiaries set forth on Schedule A (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).  The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.  No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(j)                                    No Violation or Default.  Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation, charter or by-laws or any other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority (as defined below), except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.  As used herein “Governmental Authority” means (i) any federal, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization (including any stock exchange or quotation system); or (iii) any political subdivision of any of the foregoing.

(k)                                 No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that would reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(l)                                    Capitalization.  The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing option plans, or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof or the anti-dilution provisions of outstanding securities) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.  The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects.  Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m)                             Authorization; Enforceability.  The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(n)                                 Authorization of the Placement Shares.  The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, mortgage, hypothecation, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement and the Prospectus.

(o)                                 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Placement Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Stock Market (the “NASDAQ”) in connection with the sale of the Placement Shares.

(p)                                 No Preferential Rights.  Except as set forth in the Registration Statement and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii)  no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act, any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise.

(q)                                 Independent Public Accounting Firms.  Deloitte & Touche LLP (the “Accountant”), whose report on the consolidated financial statements of the Company are filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).  To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(r)                                  Enforceability of Agreements.  All agreements between the Company and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(s)                                   No Litigation.  Except as set forth in the Registration Statement or the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Registration Statement or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(t)                                    Consents and Permits.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or its Subsidiaries in compliance with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Health Care Laws. The Company has not been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by the Company or any Subsidiary nor has the FDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary. To the Company’s knowledge, there are no legal or governmental proceedings relating to any Health Care Law pending or threatened to which the Company is a party, nor is it aware of any material violations of such acts or regulations by the Company, which would have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

(u)                                 Regulatory Filings.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authority (including the FDA or any foreign, federal, state or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.  The Company has operated and currently is, in all material respects, in compliance with all applicable Health Care Laws.  The Company has no knowledge of any studies, tests or trials not described in the Registration Statement and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement and the Prospectus.

(v)                                 Intellectual Property.  Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries, except for licenses granted in the ordinary course to third parties, or that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application described in the Registration Statement and the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                               Clinical Studies.  The preclinical studies and tests and clinical trials described in the Registration Statement and the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(x)                                 No Material Defaults.  Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The Company has not (i)  failed to pay any dividend or sinking fund installment on preferred shares or (ii)  defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y)                                 Certain Market Activities.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or of any other securities, including any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M or applicable foreign securities laws and rules.

(z)                                  Broker/Dealer Relationships.  Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(aa)                          No Reliance.  The Company has not relied upon HCW or legal counsel for HCW for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(bb)                          Taxes.  The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has no knowledge of any federal, state, or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(cc)                            Title to Real and Personal Property.  Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all mortgages, liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Any real or personal property described in the Registration Statement or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect.  None of the Company or its subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(dd)                          Environmental Laws.  Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              Disclosure Controls.  The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement or Prospectus).  Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or Prospectus).  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”).  The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(gg)                          Board of Directors. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, Sarbanes-Oxley Act and the listing rules of the NASDAQ. At least one member of the Audit Committee of the board of directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the NASDAQ. In addition, at least a majority of the persons serving on the board of directors qualify as “independent,” as defined under the listing rules of the NASDAQ. The Audit Committee and Compensation Committee of the board of directors of the Company is comprised solely of “independent directors” as required under applicable securities laws and the rules of the NASDAQ.

(hh)                          Sarbanes-Oxley.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ii)                                Brokers.  Except as otherwise disclosed by the Company to HCW in writing, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(jj)                                Labor Disputes and Matters.  Neither the Company or any of its Subsidiaries employs any person represented by a union or collective bargaining unit. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to have a Material Adverse Effect.

(kk)                          Investment Company Act.  Neither the Company nor any of the Subsidiaries is, or will be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll)                                Operations.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of applicable law, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)                  Off-Balance Sheet Arrangements.  There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement or the Prospectus which have not been described as required.

(nn)                          ERISA.  To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no

“accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. Each of the material employee benefit plans of the Company complies in all material respects with applicable law.

(oo)                          Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act, or as defined by any other applicable securities laws) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(pp)                          Margin Rules.  Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)                          Insurance.  The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.

(rr)                            No Improper Practices.  (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) except as described in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(ss)                              No Conflicts.  Neither the execution of this Agreement, nor the issuance, offering or sale of the Placement Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company other than, with respect to clause (y) only, any violation that would not have a Material Adverse Effect; provided, however, that such violation shall not have any adverse effect with respect to HCW.

(tt)                                Sanctions.  (i) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Foreign Sanctions Evaders List or other similar applicable legislation or rules (as amended, collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(uu)                          Compliance with Laws.  Each of the Company and its Subsidiaries: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) except as described in the Registration Statement and the Prospectus, has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any

Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) except as described in the Registration Statement and the Prospectus, has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(vv)                          Statistical and Market-Related Data.  All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ww)                      Stock Exchange Listing.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing except as disclosed in the Registration Statement and the Prospectus.  To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NASDAQ other than with respect to future compliance with the minimum bid price requirement, except as disclosed in the Registration Statement and the Prospectus.

(xx)                          Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(yy)                          FINRA Matters.  All of the information provided to HCW or to counsel for HCW by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA  pursuant to FINRA Rules is true, complete and correct.

(zz)                            [Reserved]

(aaa)                   No Rights to Purchase Preferred Shares.  Except as described in the Registration Statement and the Prospectus, the issuance and sale of the Placement Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any shares of capital stock of the Company.

(bbb)                   No Contract Terminations.  Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(ccc)                      [Reserved]

(ddd)                   Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Placement Shares to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

Any certificate signed by an authorized officer of the Company and required to be delivered to HCW or to counsel for HCW in connection with this Agreement shall be deemed to be a representation and warranty by the Company to HCW as to the matters set forth therein.

The Company acknowledges that HCW and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to HCW, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.       Covenants of the Company. The Company covenants and agrees with HCW that:

(a)      Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by HCW under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify HCW promptly of the time when any subsequent amendment to the Registration Statement, other than any Incorporated Documents or amendments not related to any Placement Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to any Placement Shares or for additional information related to any Placement Shares; (ii) the Company will prepare and file with the Commission, promptly upon HCW’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in HCW’s reasonable opinion and upon the opinion of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by HCW (provided, however, that the failure of HCW to make such request shall not relieve the Company of any obligation or liability hereunder, or affect HCW’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy HCW shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to HCW within a reasonable period of time before the filing and HCW has not reasonably objected thereto (provided, however, that (A) the failure of HCW to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect HCW’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide HCW any advance copy of such filing or to provide HCW an opportunity to object to such filing if the filing does not name HCW or does not relate to the transaction herein provided, and (C) the only remedy HCW shall have with respect to the failure by the Company to provide HCW with such copy or the filing of such amendment or supplement despite HCW’s objection shall be to cease making sales under this Agreement) and the Company will furnish to HCW at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)      Notice of Commission Stop Orders. The Company will advise HCW, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, or, to obtain its withdrawal if such a stop order should be issued.

(c)      Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by HCW under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonably efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify HCW to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)      Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by HCW under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its reasonable best efforts to cause the Placement Shares to be listed on Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as HCW reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)      Delivery of Registration Statement and Prospectus. The Company will furnish to HCW and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents), in each case as soon as reasonably practicable and in such quantities as HCW may from time to time reasonably request and, at HCW’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to HCW to the extent such document is available on EDGAR.

(f)      Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 3 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(f).

(g)      Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all of its own expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each free writing prospectus (as defined under Rule 405 under the Securities Act), in such number as HCW shall deem reasonably necessary, (ii) the printing and delivery to HCW of this Agreement and such other documents as may be required by HCW in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to HCW, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to HCW, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and disbursements of counsel to HCW in connection with entering into the transactions contemplated by this Agreement up to $100,000, (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the

Exchange, (ix) HCW’s non-accountable expenses up to $35,000, and (x) all trading, execution, settlement, or wiring fees incurred by HCW in connection with the sale of the Placement Shares.

(h)      Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)      Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for 5 Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide HCW notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or any other equity awards, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus, employee stock purchase or other stock plan or arrangement described in the Prospectus, (ii) the issuance, grant or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in connection with any joint venture, commercial, strategic or collaborative relationship, or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to HCW in advance or (iv) any shares of Common Stock issuable upon the exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to HCW, to file a registration statement under the Securities Act.

(j)      Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise HCW promptly after it shall have received notice or obtained knowledge, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to HCW pursuant to this Agreement.

(k)      Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by HCW or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as HCW may reasonably request.

(l)      Required Filings Relating to Placement of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to a placement of Placement Shares is required under Rule 424(b) under the Securities Act, the Company agrees that on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, to the extent required, within the relevant period, the amount of Placement Shares sold through HCW, the Net Proceeds to the Company and the compensation payable by the Company to HCW with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(l)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)      Representation Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K under the Exchange Act containing amended audited financial information (other than information

“furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 under the Exchange Act) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish HCW with a certificate, in the form attached hereto as Exhibit 7(m) within five (5) Trading Days of any Representation Date if requested by HCW. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date, including for purposes of Sections 7(n) and 7(o) hereof) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide HCW with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or HCW sells any Placement Shares, the Company shall provide HCW with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)      Legal Opinion. (i) On or prior to the First Delivery Date, the Company shall cause to be furnished to HCW a written opinion and negative assurance letter of Fox Rothschild LLP or other counsel reasonably satisfactory to HCW (“Company Counsel”), in form and substance reasonably satisfactory to HCW and its counsel, dated the date that such opinion and negative assurance letter are required to be delivered and (ii) within the later of (A) five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m), and (B) the date a Placement Notice is first delivered by the Company following a Representation Date, but in any event not more than once per calendar quarter, the Company shall cause to be furnished to HCW a negative assurance letter of Company Counsel, in form and substance reasonably satisfactory to HCW and its counsel, dated the date of delivery of the negative assurance letter (the “Opinion Date”), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such negative assurance letters for subsequent Representation Dates, counsel may furnish HCW with a letter (a “Reliance Letter”) to the effect that HCW may rely on a prior negative assurance letter delivered under this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)      Comfort Letter. On or prior to the First Delivery Date and within five (5) Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m), other than pursuant to Section 7(m)(iii), the Company shall cause its independent accountants to furnish HCW letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to HCW, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)      Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than HCW.

(q)      Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r)      Compliance with Laws. The Company and each of its subsidiaries, including the Significant Subsidiary, will use commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries, including the Significant Subsidiary, shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s)      Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries, including the Significant Subsidiary, will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)      Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)      No Offer to Sell. Other than any free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and HCW in its capacity as principal or agent hereunder, neither HCW nor the Company (including its agents and representatives, other than HCW in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v)      Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective provisions of the Sarbanes-Oxley Act applicable to the Company.

(w)      Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Placement Shares, in a form reasonably satisfactory to HCW and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(x)      Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

8.       Conditions to HCW’s Obligations. The obligations of HCW hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by HCW of a due diligence review satisfactory to HCW in its reasonable judgment, and to the continuing satisfaction (or waiver by HCW in its sole discretion) of the following additional conditions:

(a)      Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)      No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries, including the Significant Subsidiary, of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification from the Commission or any other federal or state Governmental Authority with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)      No Misstatement or Material Omission. HCW shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in HCW’s reasonable opinion is material, or omits to state a fact that in HCW’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)      Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect.

(e)      Company Counsel Legal Opinion. HCW shall have received the opinion and negative assurance letters or Reliance Letters of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion and negative assurance letter is required pursuant to Section 7(n).

(f)      HCW Counsel Legal Opinion. HCW shall have received from HCW Counsel, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as HCW may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)      Comfort Letter. HCW shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h)      Representation Certificate. HCW shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)      Secretary’s Certificate. On or prior to the First Delivery Date, HCW shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to HCW and its counsel.

(j)      No Suspension. Trading in the Common Stock shall not have been suspended on Exchange.

(k)      Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to HCW such appropriate further information, certificates and documents as HCW may have reasonably requested in furtherance of the transactions contemplated hereby, in form and substance reasonably satisfactory to HCW and its counsel.

(l)      Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)      Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Exchange, subject only to notice of issuance, or (ii) the Company shall have filed a notification of listing of additional shares with respect to the Placement Shares on Exchange at, or prior to, the issuance of any Placement Notice.

(n)      No Termination Event. There shall not have occurred any event that would permit HCW to terminate this Agreement pursuant to Section 11(a).

9.       Indemnification and Contribution.

(a)      Company Indemnification. The Company agrees to indemnify and hold harmless HCW, the directors, officers, partners, employees and agents of HCW and each person, if any, who (i) controls HCW within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with HCW (a “HCW Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which HCW, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus (as defined in Rule 405 under the Securities Act) or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it, not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to HCW and furnished to the Company in writing by HCW expressly for use therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)      HCW Indemnification. HCW agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to HCW and furnished to the Company in writing by HCW expressly for use therein.

(c)      Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and documented out-of-pocket disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable fees and documented out-of-pocket disbursements and other charges will be promptly reimbursed by the indemnifying party following the receipt of reasonably detailed documentation with respect to such fees, disbursements and other charges. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding, (ii) does not include any statement or admission as to fault, culpability or a failure to act on the part of any indemnified party and (iii) does not provide for any remedy other than the payment of money.

(d)      Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable to the Company or HCW, the Company and HCW will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than HCW, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and HCW may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and HCW on the other hand. The relative benefits received by the Company on the one hand and HCW on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by HCW (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and HCW, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or HCW, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and HCW agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d)shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), HCW shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), (i) any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and (ii) any officers, directors, partners, employees or agents of HCW will have the same rights to contribution as HCW, and (iii) the directors and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(c), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.       Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of HCW, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.       Termination.

(a)      HCW shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) since the date of this Agreement, any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of HCW, may materially impair the ability of HCW to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder (through no fault of HCW); provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), HCW’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; (iii) any other condition of HCW’s obligations hereunder is not fulfilled; or (iv), any suspension of trading in the Common Stock shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10(Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If HCW elects to terminate this Agreement as provided in this Section 11(a), HCW shall provide the required written notice as specified in Section 12 (Notices).

(b)      The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)      HCW shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)      Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through HCW on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)      This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)      Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by HCW or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.       Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to HCW, shall be delivered to HCW at H.C. Wainwright & Co. LLC, 430 Park Avenue, New York, NY 10022, email: atm@hcwco.com, Attention: Head of Investment Banking with a copy to Haynes and Boone LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112, attention: Rick A. Werner, e-mail rick.werner@haynesboone.com; or if sent to the Company, shall be delivered to ReShape Lifesciences, Inc., 1001 Calle Amanecer, San Clemente, CA 92673, attention: Dan W. Gladney, with a copy to Fox Rothschild LLP, 222 South Ninth Street, Minneapolis, MN 55402, attention: Bruce A. Machmeier, Brett R. Hanson. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) if sent by e-mail, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purpose of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed to be received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-electronic Notice.

13.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and HCW and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.       Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock occurring after the date hereof.

15.       Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Notwithstanding anything herein to the contrary, the engagement agreement dated September 12, 2018 between the Company and HCW, shall continue to be effective and continue to survive and be enforceable by the parties in accordance with its terms.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and HCW. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.       Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.       Waiver of Jury Trial. The Company and HCW each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.       Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)      HCW has been retained solely to act as sales agent in connection with the sale of the Placement Shares and that no fiduciary relationship between the Company and HCW has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether HCW has advised or is advising the Company on other matters;

(b)      the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)      the Company has been advised that HCW and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that HCW has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)      the Company waives, to the fullest extent permitted by law, any claims it may have against HCW, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement, and agrees that HCW shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim.

19.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and HCW, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and HCW.

Very truly yours,

RESHAPE LIFESCIENCES, INC.

By:	/s/ Dan W. Gladney
Name:	Dan W. Gladney
Title:	President and Chief Executive Officer

ACCEPTED as of the date
first-above written:

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

SCHEDULE A

Subsidiaries

ReShape Medical LLC, a Delaware limited liability company

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:                     ReShape Lifesciences, Inc.

To:                          H.C. Wainwright & Co., LLC

Subject:      At the Market Offering—Placement Notice

Date:                         , 20

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between ReShape Lifesciences, Inc. (the “Company”), and H.C. Wainwright & Co., LLC (“HCW”) dated October 2, 2018 (the “Agreement”), I hereby request on behalf of the Company that HCW sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of [$     ] per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold][the aggregate sales price of the shares reaches $[ ]].

SCHEDULE 2

Notice Parties

The Company

Dan W. Gladney, Chief Executive Officer, President and Chairman     dwgladney@reshapelifesci.com

Scott P. Youngstrom, Chief Financial Officer and Senior Vice President      syoungstom@reshapelifesci.com

HCW

Peter Fry	pfry@hcwco.com

Charles Worthman	csworthman@hcwco.com

With a copy to	atm@hcwco.com

SCHEDULE 3

Compensation

HCW shall be paid (A) 8.0% of the gross proceeds from the sales of Placement Shares and (B) a management fee equal to 1.0% of the gross proceeds from the sales of Placement Shares, pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                        , of ReShape Lifesciences, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated October 2, 2018 (the “Sales Agreement”) between the Company and H.C. Wainwright & Co., LLC, that to the best of the knowledge of the undersigned:

(i)     The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)     The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

RESHAPE LIFESCIENCES, INC.

By:
Name:
Title:

Date: